Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-126057, File No. 333-126056, File No. 333-113973 and File No. 333-87545) Form S-3 (file no. 333-151292) and Form S-4 (file no. 333-149442), that incorporate by reference such Form 10-K, of CONSOL Energy Inc. of our report dated February 18, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 17, 2009